EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officers of Platinum Research Organization, Inc. (the “Company”) hereby certify that the Company’s Quarterly Report on Form 10-QSB for the quarterly period ended September 30, 2007, as filed with the Securities and Exchange Commission on the date hereof (the “Report”):

1.	fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ John T. Jaeger, Jr.
John T. Jaeger, Jr.
President and Chief Executive Officer (Principal Executive Officer)

March 31, 2008

/s/ David A. Hart
David A. Hart
Interim Chief Financial Officer (Principal Financial and Accounting Officer)

March 31, 2008